UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 15, 2026

TPG Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41222	87-2063362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 3300
Fort Worth, TX		76102
(Address of principal executive offices)		(Zip Code)
(817) 871-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	TPG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
6.950% Subordinated Notes due 2064	TPGXL	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 15, 2026, TPG Inc. (the “Company”) appointed Axel André as Chief Financial Officer of the Company, effective July 27, 2026 (the “Effective Date”). On the Effective Date, Jack Weingart, the Company’s current Chief Financial Officer, will transition from his role as Chief Financial Officer fully into his position as Chief Executive Officer of the Company’s Global Wealth Solutions business, a role Mr. Weingart added to his responsibilities in 2025 focused on leading and building out the Company’s wealth platform.
Mr. André, 50, has served as Executive Vice President and Chief Financial Officer of Reinsurance Group of America, Incorporated (“RGA”) since August 2024. Prior to joining RGA, Mr. André served as Chief Financial Officer of American Equity Life, Jackson National and American International Group’s Individual Retirement business. Mr. André began his career at Goldman Sachs, where he ultimately served as Managing Director of Global Insurance Strategies for the Investment Management Division.
Pursuant to the terms of the offer provided to Mr. André (the “Offer”), Mr. André will receive an annual base salary of $500,000 and will be eligible to receive an annual discretionary incentive allocation as determined by the Company in its sole discretion, with an expected allocation for 2026 of approximately $3,500,000. The Company may determine to provide the annual discretionary incentive allocation in the form of cash and/or restricted stock units (“RSUs”) under the Company's Omnibus Equity Incentive Plan (the “Plan”), as determined by the Company in its sole discretion. The Offer also provides that Mr. André will be eligible to participate in the Company’s standard employee benefit plans.
Pursuant to the Offer, Mr. André will receive a one-time payment of $100,000 subject to certain clawback provisions. In addition, Mr. André will be granted a long-term performance incentive award in the form of RSUs and performance-based RSUs (“PRSUs”) under the Plan with a total aggregate face value of $15,000,000 (the “Award”). On the date of grant, the face value of the Award will be converted into a number of RSUs and PRSUs based on the 30-trading day volume weighted average trading price of a share of the Company’s Class A common stock leading up to and including the date of grant (or the Company’s then-current conversion methodology), such that the RSUs represent 50% of the face value of the Award and the PRSUs represent 50% of the face value of the Award. Each RSU and PRSU represents a contingent right to receive one share of the Company’s Class A common stock when the applicable vesting conditions are satisfied. Provided that Mr. André continues to provide services to the Company or its affiliates through the applicable service vesting date, (i) the RSUs will vest in five equal annual installments beginning on the regularly scheduled quarterly vesting date aligned to the first anniversary of the grant date and (ii) the PRSUs will service vest in four equal annual installments beginning on the regularly scheduled quarterly vesting date aligned to the second anniversary of the grant date, and are only earned upon the achievement of a stock price vesting condition that will be met when the 30-trading day volume weighted average trading price of a share of Class A common stock meets or exceeds certain stock price hurdles (each, a “Market Price Performance Hurdle”). One-third of each service vesting tranche of the PRSUs is eligible to be earned and vest following achievement of the applicable Market Price Performance Hurdles, which will represent premiums of 125%, 150% and 175% of the closing price of a share of Class A common stock on the date of grant. The Market Price Performance Hurdles for the PRSUs with respect to the 125% and 150% premiums must be achieved by July 27, 2030 and the Market Price Performance Hurdle for the other PRSUs must be achieved by July 27, 2032 (the “Performance Periods”). If the applicable Market Price Performance Hurdle is not achieved during the applicable Performance Period, the applicable PRSUs will be forfeited. Vested RSUs and PRSUs will settle promptly following the applicable vesting date. The Award is subject to the Company’s recoupment policy and, to the extent applicable, the Company’s Dodd-Frank clawback policy. Dividend equivalents are paid on vested but unsettled and unvested RSUs when the dividend occurs. Dividend equivalents accrue for vested and unvested PRSUs and are paid only if and when both the applicable service and performance vesting conditions are satisfied. In the event Mr. André’s employment is terminated prior to the RSUs or PRSUs vesting, any then-unvested RSUs or PRSUs, as applicable, will immediately terminate and be forfeited in their entirety. In the event Mr. André’s employment is terminated for cause or he breaches restrictive covenants entered into in connection with the Award, all dividends and dividend equivalents received in the two years prior will also be terminated, forfeited or repaid. The Offer also provides that Mr. André is expected to participate in the Company’s platform-level program with an expected allocation for 2026 of $4,000,000, with participation in the program on the Company’s standard terms and conditions applicable to senior partners as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 21, 2026.
In connection with his appointment, Mr. André is expected to enter into the Company’s standard indemnification agreement for its officers.

There are no arrangements or understandings between Mr. André and any other person pursuant to which Mr. André was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. André and any director or executive officer of the Company, and he has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On June 22, 2026, the Company issued a press release announcing the foregoing changes. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

TPG INC.

By:	/s/ Jennifer L. Chu
Name:	Jennifer L. Chu
Title:	Chief Legal Officer and General Counsel
Date: June 22, 2026